UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2012

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2012, The Hain Celestial Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s employment agreement with Irwin D. Simon, dated as of July 1, 2003, as amended (the “Employment Agreement”), the material terms of which are as follows:

•	Extends the term of the Employment Agreement until June 30, 2017;

•	Establishes Mr. Simon’s base salary of $1,600,000 for the fiscal year ending June 30, 2013;

•

Amends the maximum annual incentive award so that Mr. Simon will be eligible to receive up to 225% of his base salary based on Mr. Simon’s and the Company’s performance during the fiscal year, as determined by the Compensation Committee of the Board of Directors (the Compensation Committee”);

•

Amends the target and maximum long-term incentive compensation (“LTI”) awards payable to Mr. Simon as follows: with respect to the total LTI awarded in any of the Company’s fiscal years during the period Mr. Simon is employed by the Company, the LTI target award will be 250% of his base salary with a maximum award equal to 333% of his base salary, based upon the level of achievement of certain Company and/or individual performance objectives and based on vesting conditions, in each case, as determined by the Compensation Committee in its sole discretion; and

•

Provides that Mr. Simon will not compete with the Company during the term of his employment and for a period of three years following his employment if his termination of employment is due to a termination without cause, termination for good reason or non-renewal, each as defined in the Employment Agreement.

In connection with the extension and amendment of Mr. Simon’s Employment Agreement and pursuant to a Restricted Stock Agreement, dated July 3, 2012, between the Company and Mr. Simon (the “Restricted Stock Agreement”), the independent members of the Board of Directors approved a grant of 400,000 shares of restricted stock (the “Shares”) to Mr. Simon. The vesting of the Shares is both performance- and time-based. With respect to the performance vesting, the Shares will vest in increments of 100,000 Shares each based on the Company achieving four share price targets. On the last day of any forty-five (45) consecutive trading day period during which the average closing price of the Company’s common stock on the NASDAQ Global Select Market equals or exceeds the following prices: $62.50, $72.50, $82.50 and $100, respectively, 100,000 Shares will vest, respectively. The performance vesting must occur prior to June 30, 2017. Once the performance goal has been satisfied, each tranche of 100,000 Shares will vest in equal amounts annually over a five year period. Except in the case of a change of control, termination without cause, death or disability (each as defined in Mr. Simon’s Employment Agreement), the Shares are subject to forfeiture unless Mr. Simon remains employed through the performance vesting and applicable time vesting periods.

The foregoing description of the Employment Agreement, the Amendment and the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement, as amended (as previously publicly filed and described by the Company), the full text of the Amendment (included as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”)) and the Restricted Stock Agreement (included as Exhibit 10.2 to this Form 8-K), each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment to Employment Agreement between the Company and Irwin D. Simon, dated as of June 30, 2012

10.2	Restricted Stock Agreement between the Company and Irwin D. Simon, dated as of July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and
Chief Financial Officer